UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

FB Financial Corporation

(Exact name of Registrant as Specified in Charter)

Tennessee	001-37875	62-1216058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Commerce Street, Suite 300, Nashville, TN 37201

(Address of Principal Executive Offices)

(615) 564-1212

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for company with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note

This Amendment No. 1 to the current report on Form 8-K filed on October 22, 2018 (the “Original Form 8-K”) amends the Original Form 8-K solely to replace the disclosure below to the Original Form 8-K. No other changes have been made to the Original Form 8-K. This amendment should be read in conjunction with the Original Form 8-K.

Item 8.01 Other Events

On October 22, 2018, the Company announced that its board of directors approved a stock repurchase program (the “Program”), and the Company subsequently requested the approval of the Program from the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Based on existing and projected capital levels and in consultation with the Federal Reserve, on March 22, 2019, the Company’s board of directors approved an amendment to the Program. As amended, the Program contemplates that the Company may purchase up to $50 million in shares of the Company’s issued and outstanding common stock, par value $1.00 per share, provided that the Company may purchase up to $25 million in shares during the year ending December 31, 2019, and up to another $25 million in shares during the year ending December 31, 2020. The Program will be conducted pursuant to a written plan and is intended to comply with Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended.

To date, the Company has not repurchased any shares of the Company’s common stock under the Program.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

Date: March 28, 2019	By:	/s/ James R. Gordon
James R. Gordon, Chief Financial Officer